Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	A. Charles Wilson	Berkman Associates
	Chairman	(310) 477-3118
	(818) 787-7000	info@BerkmanAssociates.com

Trio-Tech Fourth Quarter Net Income Increased 91% to
$0.17 Per Diluted Share Versus $0.09 Per Share Last Year

Fiscal 2018 Operating Income Increased 47% on a 10% Gain in Revenue

Van Nuys, CA – September 25, 2018 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2018:

●
Fourth quarter net income increased 91% to $0.17 per diluted share vs $0.09 for the same quarter last year.
●
Fiscal 2018 operating income increased 47% vs fiscal 2017.
●
Fiscal 2018 net income after one-time $900,000 tax expense was $0.31 per diluted share vs $0.36 for fiscal 2017.

CEO Comments
"The fourth quarter of fiscal 2018 was another good quarter for Trio-Tech. Improved gross margin and slightly higher revenue helped us deliver solid earnings growth for the quarter, capping an impressive year for our company.
"Fiscal 2018 revenue increased at each of Trio-Tech’s core business segments, compared to fiscal 2017, and was led by a 17% gain in our revenue at our testing services operations. However, our bottom-line performance for fiscal 2018 was affected by a one-time, income tax expense of $900,000, related to the Tax Cuts and Jobs Act of 2017, which requires a mandatory one-time repatriation of certain earnings and profits of the Company’s foreign subsidiaries previously deferred from U.S. taxation. This estimated tax is payable over a period of eight years at no interest and is not expected to have a material effect on the Company’s working capital position. Without this one-time tax expense, net earnings for fiscal 2018 would have exceeded our fiscal 2017 result.
"Trio-Tech's financial condition grew even stronger in fiscal 2018. Higher cash flow from operations versus prior year contributed to an increase in cash and equivalents to $1.84 per outstanding share at June 30, 2018, compared to $1.35 per outstanding share at June 30, 2017. Shareholders' equity also increased, to $6.61 per outstanding share at the close of fiscal 2018 compared to $6.11 per outstanding share at June 30, 2017.
"Our backlog at the end of fiscal 2018 remained strong at $8,699,000 compared to $7,546,000 at the end of fiscal 2017," said S.W. Yong, Trio-Tech's CEO.

Fiscal 2018 Fourth Quarter Results
For the fiscal fourth quarter ended June 30, 2018, revenue increased 1% to $10,760,000 compared to revenue of $10,638,000 for the fourth quarter of fiscal 2017. Testing services revenue increased 13% to $4,937,000 compared to $4,382,000 for the same quarter last year reflecting higher volume at the company's Singapore, Malaysia and Tianjin, China facilities. Manufacturing revenue increased 1% to $4,116,000 from $4,068,000 due to firmer demand at Trio-Tech's Suzhou, China and U.S. operations. Distribution revenue declined 22% to $1,678,000 from $2,151,000, primarily because of lower customer demand in Asia.
Gross margin for the fiscal fourth quarter improved to 27% of revenue, compared to 22% of revenue for the same quarter of the prior fiscal year, driven primarily by a favorable product mix in Trio-Tech's manufacturing segment.

(more)

Trio-Tech Fourth Quarter Net Income Increased 91% to $0.17 Per Diluted Share
September 25, 2018
Page Two

Operating expenses for the fourth quarter were $2,142,000, or 20% of revenue, compared to $2,014,000, or 19% of revenue, for the fourth quarter of fiscal 2017.
Income from operations for the fourth quarter more than doubled to $709,000 from $349,000 for the fourth quarter of fiscal 2017.
Net income attributable to Trio-Tech International common shareholders for the fourth quarter of fiscal 2018 increased 91% to $675,000, or $0.17 per diluted share, from $353,000, or $0.09 per diluted share, for the fourth quarter of the prior fiscal year.

Fiscal 2018 Results
For the twelve months ended June 30, 2018, revenue increased 10% to $42,361,000 compared to revenue of $38,538,000 for fiscal 2017. Testing services revenue increased 17% to $19,391,000, compared to $16,586,000 for fiscal 2017. Manufacturing revenue increased 5% to $15,978,000 compared to $15,289,000 in fiscal 2017. Distribution revenue increased 5% to $6,853,000 compared to $6,511,000 in fiscal 2017.
Gross profit for fiscal 2018 increased 12% to $10,638,000 compared to $9,462,000 for fiscal 2017. Gross margin was approximately 25% of revenue in both periods, as higher gross margin for the manufacturing segment were offset by lower gross margin in testing services.
Operating expenses for fiscal 2018 increased 6% to $8,450,000 compared to $7,973,000 for fiscal 2017, but declined, as percent of revenue, to 20% from 21% for fiscal 2017.
Income from operations increased 47% to $2,188,000 compared to $1,489,000 in fiscal 2017.
Net income attributable to Trio-Tech International common shareholders for fiscal 2018 declined 10% to $1,184,000, or $0.31 per diluted share, compared to $1,316,000, or $0.36 per diluted share in fiscal 2017. Fiscal 2018 net income was affected by a one-time, income tax expense of $900,000, related to the Tax Cuts and Jobs Act of 2017.

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company’s products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes to government policies, potential legislative changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company’s control. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2018	2017	2018	2017
Manufacturing	$4,116	$4,068	$15,978	$15,289
Testing services	4,937	4,382	19,391	16,586
Distribution	1,678	2,151	6,853	6,511
Others	29	37	139	152

	10,760	10,638	42,361	38,538
Cost of Sales
Cost of manufactured products sold	2,967	3,329	12,213	12,091
Cost of testing services rendered	3,442	2,988	13,323	11,057
Cost of distribution	1,470	1,929	6,068	5,828
Others	30	29	119	100
	7,909	8,275	31,723	29,076
Gross Margin	2,851	2,363	10,638	9,462
Operating Expenses:
General and administrative	1,911	1,733	7,250	6,911
Selling	214	220	826	807
Research and development	74	52	451	208
(Loss) Gain on disposal of property, plant and equipment	(57)	9	(77)	47
Total operating expenses	2,142	2,014	8,450	7,973
Income from Operations	709	349	2,188	1,489
Other (Expenses) Income
Interest expense	(59)	(53)	(233)	(202)
Other income, net	24	156	335	514
Total other (Expenses) Income	(35)	103	102	312
Income from Continuing Operations before Income Taxes	674	452	2,290	1,801
Income Tax Benefit Expense	48	(85)	(987)	(341)
Income from Continuing Operations
before Non-controlling Interest, net of tax	722	367	1,303	1,460
Loss from discontinued operations, net of tax	(2)	(1)	(13)	(5)
NET INCOME	720	366	1,290	1,455
Less: Net income attributable to the non-controlling interest	45	13	106	139

Net Income attributable to Trio-Tech International	675	353	1,184	1,316
Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	677	355	1,197	1,325
Loss from discontinued operations, net of tax	(2)	(2)	(13)	(9)
Net Income Attributable to Trio-Tech International	$675	$353	$1,184	$1,316
Basic Earnings per Share - Continuing Operations	$0.19	$0.10	$0.34	$0.38
Basic Loss per Share - Discontinued Operations	(0.01)	--	(0.01)	--
Basic Earnings per Share	$0.18	$0.10	$0.33	$0.38
Diluted Earnings per Share – Continuing Operations	$0.18	$0.09	$0.32	$0.36
Diluted Loss per Share – Discontinued Operations	(0.01)	--	(0.01)	--
Diluted Earnings per Share	$0.17	$0.09	$0.31	$0.36
Weighted Average Shares Outstanding - Basic	3,553	3,523	3,553	3,523
Weighted Average Shares Outstanding - Diluted	3,714	3,737	3,771	3,644

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Comprehensive Income
Attributable to Trio-Tech International:

Net income	$720	$366	$1,290	$1,455
Foreign currency translation, net of tax	(1,081)	408	728	(679)
Comprehensive (Loss) Income	(361)	774	2,018	776
Less: Comprehensive Income (Loss)
attributable to non-controlling interests	30	64	285	(11)
Comprehensive (Loss) Income
Attributable to Trio-Tech International	$(391)	$710	$1,733	$787

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2018	2017
ASSETS	(audited)
CURRENT ASSETS:
Cash and cash equivalents	$6,539	$4,772
Short-term deposits	653	787
Trade accounts receivable, net	8,007	9,009
Other receivables	621	401
Inventories, net	2,930	1,756
Prepaid expenses and other current assets	208	226
Assets held for sale	91	86

Total current assets	19,049	17,037

Deferred tax assets	400	375
Investment properties, net	1,146	1,216
Property, plant and equipment, net	11,935	11,291
Other assets	2,249	1,922
Restricted term deposits	1,695	1,657

Total non-current assets	17,425	16,461

TOTAL ASSETS	$36,474	$33,498

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,043	$2,556
Accounts payable	3,704	3,229
Accrued expenses	3,172	3,043
Income taxes payable	285	233
Current portion of bank loans payable	367	260
Current portion of capital leases	250	228

Total current liabilities	9,821	9,549

Bank loans payable, net of current portion	1,437	1,552
Capital leases, net of current portion	524	531
Deferred tax liabilities	327	295
Income taxes payable	828	--
Other non-current liabilities	36	44

Total non-current liabilities	3,152	2,422

TOTAL LIABILITIES	12,973	11,971

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,553,055 and
3,523,055 issued and outstanding at June 30, 2018 and June 30, 2017, respectively	11,023	10,921
Paid-in capital	3,249	3,206
Accumulated retained earnings	5,525	4,341
Accumulated other comprehensive gain-translation adjustments	2,182	1,633

Total Trio-Tech International shareholders' equity	21,979	20,101

Non-controlling interest	1,522	1,426

TOTAL EQUITY	23,501	21,527

TOTAL LIABILITIES AND EQUITY	$36,474	$33,498